POWER OF ATTORNEY

To:      John J. Gorman, Esquire
         Luse Lehman Gorman Pomerenk & Schick, P.C.


         You are hereby appointed to act as my true and lawful attorney-in-fact with authority to execute on my behalf any Form 3, 4 or 5 or any amendment thereto required to be filed by NCRIC Group, Inc. under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with the appropriate regulatory authorities and to do all things incident and necessary to that end, until such time as I notify you in writing that your authority to act on my behalf in this manner has been withdrawn.

         To wit I have signed this power of attorney on October 10, 2000.



                                            by  /s/ Prudence P. Kline, M.D.    *
                                                -------------------------------
                                                Prudence P. Kline, M.D.

                                            Sworn to and subscribed before me
                                            this 10th day of October, 2000.

                                            In presence of  Barbara J. Schmitz *
                                                           --------------------
                                                      Barbara J. Schmitz
                                             Notary Public, District of Columbia
                                             My Commission Expires June 14, 2003

                                            at       Washington, D.C.
                                               ---------------------------------
                                               City               State


* Please sign on the line and print name below the line.